Exhibit 99.1

Independent Auditors’ Report

To the Board of SurfControl Limited:

We have audited the accompanying consolidated balance sheets of SurfControl Limited and its subsidiaries (“the Company”) as of 30 June 2007, 2006 and 2005, and the related consolidated statements of income, cash flows and recognised income and expense for each of the years in the three year period ended 30 June 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 30 June 2007, 2006 and 2005, and of the results of its operations and its cash flows for each of the years in the three year period ended 30 June 2007 in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union (“Adopted IFRS”).

Adopted IFRS varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the consolidated financial statements.

KPMG Audit Plc

Manchester
United Kingdom
14th December 2007

SurfControl Limited

Consolidated income statement

		Year ended 30 June	Year ended 30 June	Year ended 30 June
	Notes	2007	2006	2005
		$’000	$’000	$’000
Revenue	3	125,842	101,886	97,838
Cost of sales		(5,726)	(2,409)	(1,746)
Gross profit		120,116	99,477	96,092
Selling and distribution	4	(71,359)	(56,703)	(48,797)
Research and development	4	(26,859)	(19,546)	(21,025)
General and administrative	4	(34,933)	(25,366)	(21,389)
Other operating income	5	171	—	97
Other operating expenses	5	—	(212)	(544)
Operating (loss) / profit	3	(12,864)	(2,350)	4,434
Financing income	7	2,180	3,213	2,510
Financing expense	7	(551)	(114)	(29)
(Loss) / profit before tax		(11,235)	749	6,915
Income tax credit / (expense)	8	287	(185)	(1,169)
Retained (loss) / profit for the period wholly attributable to equity holders of the Parent Company	3,17	(10,948)	564	5,746
Basic (loss) / earnings per ordinary share (cents)	9	(40.4)	2.0	19.0
Diluted (loss) / earnings per ordinary share (cents)	9	(40.4)	2.0	18.6

Consolidated statement of recognised income
and expense

		Year ended 30 June	Year ended 30 June	Year ended 30 June
	Notes	2007	2006	2005
		$’000	$’000	$’000
Retained (loss) / profit for the period	17	(10,948)	564	5,746
Foreign exchange translation differences	17	(1,519)	(206)	(118)
Total recognised income and expense for the period wholly attributable to equity holders of the Parent Company		(12,467)	358	5,628

Consolidated balance sheet

as at 30 June

	Notes	2007	2006	2005
		$’000	$’000	$’000

Assets
Plant and equipment	10	11,002	5,476	3,863
Intangible assets	11	44,019	7,700	10,050
Liquid investments	12	1,382	4,657	6,124
Deferred tax assets	13	9,419	6,335	4,528
Total non-current assets		65,822	24,168	24,565
Current tax receivable	14	915	1,100	2,223
Trade and other receivables	15	27,618	24,765	25,819
Cash and cash equivalents	16	45,691	76,278	82,951
Total current assets		74,224	102,143	110,993
Total assets		140,046	126,311	135,558
Equity
Issued share capital	17	5,105	5,087	5,032
Share premium	17	6,589	5,896	3,987
Other reserves	17	2,394	3,913	4,119
Retained earnings	17	(13,154)	(5,445)	19,356
Total equity attributable to equity holders of the Parent Company		934	9,451	32,494
Liabilities
Interest-bearing borrowings	18	—	—	3
Deferred tax liabilities	13	5,079	61	85
Provisions	21	1,262	666	360
Total non-current liabilities		6,341	727	448
Interest-bearing borrowings	18	—	3	19
Deferred revenue	19	104,167	93,626	84,872
Deferred consideration on acquisition of business undertakings		—	—	659
Trade and other payables	20	22,799	14,210	12,098
Current tax payable		4,304	5,739	3,992
Provisions	21	1,501	2,555	976
Total current liabilities		132,771	116,133	102,616
Total liabilities		139,112	116,860	103,064
Total equity and liabilities		140,046	126,311	135,558

Consolidated Cash flow statement

		Year ended	Year ended	Year ended
		30 June	30 June	30 June
	Notes	2007	2006	2005
		$’000	$’000	$’000
Cash flows from operating activities
(Loss) / profit for the period		(10,948)	564	5,746
Adjustments for:
Depreciation	10	4,163	2,108	2,308
Amortisation of intangible assets	11	6,477	2,350	7,405
Impairment	11	—	—	544
Financing income	7	(2,180)	(3,213)	(2,510)
Financing expense	7	551	114	29
Share based charges	17	3,239	1,780	719
Income tax (credit) / expense	8	(287)	185	1,169
Loss on sale of plant and equipment		7	105	23
Operating cash flow before changes in working capital and provisions		1,022	3,993	15,433
Decrease in inventories		—	—	69
(Increase) / decrease in operating receivables		(186)	1,142	(2,552)
Increase in operating payables		8,729	10,786	10,508
Increase / (decrease) in provisions		674	19	(289)
Cash generated from operations		10,239	15,940	23,169
Bank and other interest paid		(550)	(14)	(27)
Income taxes (paid) / recovered		(649)	969	(1,679)
Net cash inflow from operating activities		9,040	16,895	21,463
Cash flows from investing activities
Acquisition of plant and equipment		(9,369)	(2,864)	(2,194)
Proceeds from sale of plant and equipment		—	6	—
Acquisition of business undertaking	11	(38,239)	(659)	(8,725)
Cash acquired with business undertaking	11	2,766	—	—
Disposal of liquid investments		3,545	1,599	5,231
Bank and other interest received		2,323	3,269	2,654
Development expenditure		—	—	(49)
Net cash (outflow) / inflow from investing activities		(38,974)	1,351	(3,083)
Cash flows from financing activities
Proceeds from the issue of share capital	17	711	1,964	245
Payment of short term interest bearing borrowings		(2,917)	—	—
Purchase of own shares		—	(27,145)	(11,798)
Payment of finance lease liabilities		(3)	(19)	(19)
Net cash outflow from financing activities		(2,209)	(25,200)	(11,572)
Net (decrease) / increase in cash and cash equivalents		(32,143)	(6,954)	6,808
Cash and cash equivalents at beginning of the period		76,278	82,951	76,088
Effect of exchange rate fluctuations on cash held		1,556	281	55
Cash and cash equivalents at end of the period	16	45,691	76,278	82,951

Notes to the financial statements

for periods ended 30 June

1. Accounting policies

The principal accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to the financial years under review unless otherwise stated. The information set out in these accounts does not constitute the statutory accounts of SurfControl Limited for the years ended 30 June 2007, 2006 or 2005. Those accounts have been reported on by the Company’s auditors; their reports were unqualified and did not contain a statement under Section 237(2) or (3) of the Companies Act 1985. These accounts for 2005 and 2006 have been delivered to the registrar of companies; the accounts for 2007 will be delivered in due course.

(a) Basis of accounting

The financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) adopted for use in the EU (“adopted IFRS”) and its interpretations adopted by the International Accounting Standards Board (IASB).

Management make judgements, estimates and assumptions that affect the application of accounting policies and the results of the Group. Management assumptions are based on historical experience and other relevant factors, the results of which form the basis of judgements concerning the carrying value of certain asset and liabilities. Actual results may differ from these estimates. Details of areas of accounting that require management estimates are given in note 2 and in other referenced notes to the financial statements. Management believe that these areas, taken together with judgements concerning revenue recognition policy, intangible asset recognition, tangible and intangible asset lives and provisions are the most significant judgemental areas affecting the Group consolidated financial statements.

(b) Adoption of IFRS

The Group is required to prepare its annual Group financial statements in accordance with adopted IFRS. The financial statements take account of the requirements and exemptions in IFRS 1 “First time adoption of International Financial Reporting Standards” as they relate to the comparatives for financial year 2005.

In accordance with IFRS 1 the Group has taken advantage of the following exemptions:

• Business combinations occurring prior to transition have not been restated;

• Share options granted before 7 November 2002 or vested prior to 1 July 2003 have not been recognised in accordance with IFRS 2.

(c) Basis of consolidation

The financial information is prepared on a consolidated basis using purchase accounting, incorporating the results of the Company and its subsidiaries. Subsidiary undertakings are entities controlled by the Company or one of its subsidiaries. Control exists where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefit from its activities. In assessing control, potential voting rights that are presently exercisable or convertible are taken into account. The financial statements of subsidiaries have been consolidated with effect from the date that control commences until the date that control ceases.

Intra-group balances, and any un-realised gains or losses, or income and expenditure arising from intra-group transactions, have been eliminated on consolidation.

Significant accounting policies

(d) Foreign currencies

The financial information is presented in US dollars as the majority of the Group’s business is conducted in the United States and accordingly the US dollar is used as the presentation currency. The functional currency of the Parent Company is also US dollars.

(1) Foreign currency transactions

Transactions denominated in a currency other than an entity’s functional currency are translated at the prevailing exchange rate, or an appropriate average rate for the period. Monetary assets and liabilities denominated in a currency other than an entity’s functional currency are translated at the relevant balance sheet rate of exchange, with exchange differences arising being recognised in the income statement. Non-monetary assets and liabilities denominated in a currency other than an entity’s functional currency, and stated at historical cost, are translated at the rate prevailing when the asset or liability was first recognised. Non-monetary assets and liabilities denominated in a currency other than an entity’s functional currency, and stated at fair value, are translated at the rate prevailing when the fair value was determined.

(2) Financial statements of foreign operations where the functional currency is not US dollar.

In the Group accounts the assets and liabilities of foreign operations, including intra-group balances, are translated at the relevant balance sheet rate of exchange. Revenue and expenses are translated at an appropriate average rate for the period (as an approximation for the exchange rate prevailing at the date of the relevant transaction). Foreign exchange differences arising on translation are recognised in the translation reserve in equity with effect from 1 July 2003, and in retained earnings prior to that date. As a consequence the translation reserve in equity is set to zero as at 1 July 2003.

Goodwill associated with the acquisition of an overseas entity is stated in the functional currency of that entity.

(e) Current / non-current distinction

Current assets include assets held primarily for trading purposes, cash and cash equivalents, and assets expected to be realised, or intended for sale or consumption in the course of the Group’s operating cycle. All other assets are classified as non-current assets.

Current liabilities include liabilities held primarily for trading purposes, and liabilities that are due to be settled in the course of the Group’s operating cycle, including liabilities due within one year from the reporting date. All other liabilities are classified as non-current liabilities.

(f) Plant and equipment

(1) Owned assets

Plant and equipment is initially recognised at cost, and subsequently measured at cost net of cumulative depreciation and cumulative impairment losses. Impairment losses are recognised in the income statement in the period in which they arise.

Included within plant and equipment are the project costs associated with the construction of various software and hardware systems for use within the Group’s internal systems. Cost includes basic salary, related employer tax costs, and travel expenses for employees engaged on the project, for the duration of the development stage of the application. Also included in the asset cost are any related external consultancy or engineering fees. All costs relating to initial planning or aborted projects are written off in the income statement as incurred.

(2) Leased assets

Leases where the Group assumes substantially all the risks and rewards of ownership are classified as finance leases. The assets held under such arrangements are shown within plant and equipment.  The corresponding liability for the capital element is recorded as borrowings, and the interest element of the rental obligations is charged to the income statement over the period of the lease.

(3) Depreciation

Depreciation is provided at rates calculated to write off the cost less the estimated residual value of plant and equipment over its estimated useful economic life on a straight-line basis as follows:

Computer equipment and software	- over 3 years
Fixtures and fittings	- over 5 years

Assets in the course of construction are not depreciated until they are completed, at which time the final asset cost is transferred to its relevant asset category.

Assets held under finance leases are depreciated within its relevant asset category over the shorter of the lease term or the useful economic life.

(g) Intangible assets

(1) Intellectual property

Acquired intellectual property is recognised as an asset provided it is separable or arises from contractual or other legal rights, and can be measured reliably. The intellectual property is carried at cost, and amortised to the income statement on a straight-line basis over its estimated useful life, which is currently estimated by management to be 5 years. For the year ended 30 June 2005 the estimated useful life was 2 years. Intellectual property from each acquisition is tested for impairment when indications of potential impairment exist, and is impaired to the extent that the recoverable amount is less than the asset’s carrying value (see (k) Impairment below).

(2) Goodwill

All business combinations are accounted for by applying the purchase method. Goodwill represents the excess of cost of the combination over the fair value of the identifiable net assets and contingent liabilities acquired. Goodwill is stated at cost less accumulated impairment losses. Positive goodwill from each acquisition is capitalised and allocated to cash generating units, and is also subject to an impairment review, both annually and where there are indications that its carrying value may not be recoverable (see (k) Impairment below). Negative goodwill arising on an acquisition is recognised in the income statement in the period in which it arises.

On the subsequent disposal or termination of the business, the profit and loss on disposal or termination is calculated after charging the carrying value of goodwill.

Goodwill from Group acquisitions prior to 1 July 2003 had a nil net book value.

(3) Research and development

Expenditure on research activities undertaken with the objective of acquiring new technical knowledge is expensed as incurred in the income statement.

Expenditure on development of new software or hardware is capitalised under recognition criteria set out in IAS 38, Intangible assets. The criteria have been applied as follows:

(1)

The development work must be for a new product. Expenditure incurred on minor or major upgrades, or design work for new platforms does not satisfy the criteria, as the product is not substantially new in its design or functional characteristics. Such expenditure is therefore recognised as an expense in the income statement as incurred.

(2)

Technical and commercial feasibility must be demonstrated. This occurs when the product satisfies its alpha test. Alpha tests are internal trials to evaluate the product’s working capability. These tests also review product performance against original commercial and functional specifications.

Capitalised expenditure includes related payroll cost, employment tax and benefits, and any related external software or consultancy costs. Expenditure is capitalised over the period from technical and commercial feasibility to the date of commercial release. Subsequent expenditure is expensed as incurred.

Development cost assets are amortised to the income statement on a straight-line basis over their estimated useful life, measured from the relevant product release date. Management currently estimate the useful economic life of all capitalised project costs to be 5 years.

(4) Other intangible assets

During the period, the Company acquired the entire issue share capital of BlackSpider Technologies Limited. As a consequence of the acquisition, the Group has recognised additional intangible assets including brands, customer relationships, and customer contracts, which have been recognised on the basis that they are separable, arise from contractual or other legal rights and can be measured reliably. Future economic benefits are expected to flow from the assets, which are carried at fair value, and are to be amortised to the Income Statement over an estimated useful economic life of five years. These additional intangible assets are subject to impairment testing, in accordance with the Group’s accounting policies, on an annual or more frequent basis, and would be impaired to the extent that the recoverable amount is less than the asset carrying value.

(h) Liquid investments

Liquid investments comprise call deposits of more than three months original duration.

(i) Trade and other receivables

Trade and other receivables are stated at cost less relevant impairment losses.

(j) Cash and cash equivalents

Cash and cash equivalents comprises cash balances, call deposits of three months or less original duration, investments in instant access money market funds, and certificates of deposit. Money market funds and certificates of deposit are both traded in an active market, and are readily convertible into known amounts of cash at or close to their carrying values.

(k) Impairment

The carrying values of the Group’s assets are reviewed at each balance sheet date for indicators of impairment. If impairment is indicated the asset’s recoverable amount is estimated as described in (1) below. No indefinite-life assets are carried in the balance sheet other than goodwill.

An impairment loss is recognised whenever the carrying value of an asset or cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement.

(1) Recoverable amount

The recoverable amount is the greater of the fair value of the asset less its cost to sell, or its value in use. In assessing value in use, estimated net cash flows are discounted to present value using a pre-tax discount rate which reflects the price for bearing uncertainty inherent in the assets, current market assessments of the time value of money, and any asset specific risk factors. For an asset that does not generate independent cash flows, the recoverable amount is determined for the cash-generating unit to which it belongs.

(2) Reversal of impairment

For all assets, other than goodwill, an impairment loss is reversed when there is an indication that the impairment loss no longer exists, and there has been a change in the estimates used to determine the recoverable amount. Impairment losses are reversed up to the amount required to restate the asset to the value that would be carried had the impairment loss not occurred (net of depreciation or amortisation where relevant). An impairment loss for goodwill is not reversible.

(l) Share capital

Where ordinary share capital is re-purchased for treasury or for the Company’s Employee Benefit Trust the amount of consideration paid, including directly attributable costs such as stamp duty, is shown as a deduction from equity.

(m) Trade and other payables

Trade and other payables are stated at cost.

(n) Provisions

A provision is recognised in the balance sheet when the Group has a legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

Share based employment tax provision

The employment tax charge arising on the future potential exercise of Inland Revenue unapproved options and long term incentive shares (“LTIP shares”) is charged to the income statement over the period from the date of grant to the date the equity based benefits unconditionally vest (which is the same as the performance period for performance based options). The charge is based on the difference between the exercise price and the closing market price for options at the balance sheet date, and the market price at grant for LTIP shares. The charge reflects regional employment tax rates applicable at the balance sheet date.

Onerous leases

Where offices are held under vacant possession, amounts equivalent to the rent for the unexpired portion of the lease is charged to the Income Statement in the period when the premises are vacated, together with any other related costs of vacant possession. Rent receivable from a sub-lease arrangement is offset against this charge. In the event of an assignment of the leasehold interest, the portion of the onerous lease charge relating to the then un-expired portion of the lease, is credited to the Income Statement in the period in which the assignment occurs.

(o) Revenue and deferred revenue

Revenue is the value of goods and services delivered in the normal course of business, and is stated net of VAT or other regional sales taxes.  Revenue from perpetual software and appliance licence billings is recognised in full at the time the licence is delivered to the end customer provided that; all significant obligations in relation to the sale have been fulfilled, the sales price is capable of reliable measurement, and billings are collectible. Billings from all product subscriptions are deferred and recognised as revenue over the relevant period of the contract on a monthly straight-line basis starting in the month of sale.  Revenue from professional services is recognised on completion. Where the proportion of the total sale price attributable to different elements of the sale is not specifically identified an estimate is made based on the published list prices for each of the individual elements. Revenue from hardware appliances is recognised when delivered to the end customer.

Deferred revenue is the unrecognised portion of revenue from product subscriptions and the value of goods and services that have been billed but not delivered or completed.  Deferred revenue is classified within current liabilities, as it is due to be released over the Group’s operating cycle. Deferred revenue is stated net of VAT or other regional sales taxes.

(p) Expenses other than employee benefits

(1) Finance lease payments

Minimum lease payments are apportioned between the finance charge and the outstanding capital liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

(2) Operating lease payments

Rentals paid under operating leases are charged to the income statement over the lease term. Lease incentives are recognised in the income statement as an integral part of the total lease expense.

(3) Research and development expenditure

Research expenditure is expensed as incurred. Development expenditure is recognised as an intangible asset subject to the policy set out in (g) (3) above, or is otherwise expensed as incurred.

(4) Sales support expenditure

All pre-and post sales support expenditure is written off as incurred within sales and distribution in the income statement.

(q) Employee benefits

(1) Defined contribution plans

The Group operates a number of defined contribution pension schemes. Employer pension contributions are charged as incurred to the income statement. The assets of each pension plan are held separately from those of the Group in independently administered funds.

(2) Share based transactions

The fair value of options and LTIP shares is spread over the period during which the employee becomes unconditionally entitled to the award. The amount recognised as an expense is adjusted to reflect expected and actual vesting, except where forfeiture is due to non-achievement of market based performance conditions.

Share options

The share option programme allows senior management to acquire shares in the Company subject to performance conditions. The fair value of options granted after 7 November 2002 are recognised as an employee expense with a corresponding increase in equity. The fair value of the option at the grant date is measured using a Black Scholes model taking into account the terms and conditions upon which the option was granted.

Long-term incentive share plans (“LTIP”)

The LTIP, which was adopted by shareholders in October 2004, allows senior management to acquire shares in the Company at nil cost subject to performance conditions. The fair value per share of the LTIP award is the market price on date of grant as adjusted for future performance expectations.  The number of shares that are expected to vest is conditional on total shareholder return performance (TSR) of the Company against that of a comparator group over the vesting period, together with the attainment of certain non-market based Group financial targets. Expected TSR performance has been incorporated into a calculation of the expected share award at the grant date by using a share price sensitivity measure (beta) as published by Bloomberg. The calculation assumes that the higher or lower the Company’s beta compared to the betas of its comparator group, the stronger the Company’s relative TSR performance, and hence the higher the number of LTIP shares which may vest.

(r) Financing income

Financing income comprises bank and other interest receivable. Financing income is recognised in the income statement as it is earned.

(s) Income tax

The tax charge for the period comprises both current and deferred tax. Taxation is recognised in the income statement except where it relates to items recognised directly in equity in which case it is charged to equity. Current tax is the expected tax payable in respect of the year using the rates enacted, or substantively enacted at the reporting date, and any adjustment in respect of prior years. The total charge for taxation takes into account deferred taxation arising from temporary differences between the treatment of certain items for taxation and accounting purposes. Full provision is made for the estimated tax effects of temporary differences using tax rates prevailing at the balance sheet date.

A deferred tax asset is only recognised to the extent that it is probable that taxable income will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(t) Segment reporting

A segment is a distinguishable part of the Group engaged in selling its products in a particular economic environment (geographical segment) or in selling separately identifiable products (business segment) and which is subject to risks and rewards that are different from those of other segments. The Group primarily reports by geographical segment as it has only one material business segment, which is the development and sale of Internet security products.

2. Accounting estimates and judgements

The preparation of financial statements include the use of accounting estimates which require the exercise of management judgement. The key areas involving estimates are as follows:

(a) Provisions

Management estimates in respect to provisions are set out in note 21.

(b) Share based payments

In determining the fair value of share based benefits provided to directors and staff, management have made a number of modelling assumptions as more fully detailed in note 6. The carrying value of provision for share based payments in equity and in liabilities are given in notes 17 and 21 respectively.

(c) Intangible assets

Management assumptions are based on value in use calculations which require estimates of future cash flows and applicable discount rates. These assumptions and the carrying value of intangibles is given in note 11.

(d) Deferred tax asset recognition

Deferred tax recognition requires management judgement in determining the amounts that may be recognised in the balance sheet in respect of assets such as tax losses, the utilization of which is dependent upon the level and timing of future taxable income. The carrying value of recognised deferred tax assets is given in note 13.

3. Segment reporting

Segment reporting is presented in respect of the Group’s geographical and business segments. The primary format, geographical segments, is based on the Group’s management and internal reporting structure.

Inter-segment pricing is determined on an arm’s length basis. Segment results, assets and liabilities reflect the Group’s transfer pricing and intellectual property ownership arrangements. Segment results, and assets and liabilities, include items directly attributable to a segment. Segment capital expenditure is the total cost incurred during the period to acquire segment plant and equipment and intangible assets that are expected to be used for more than one year.

Geographical segments

The Group’s principal operational locations during the current and preceding years were in the United States, United Kingdom, and Australia.

Segment revenue, assets and liabilities is based on the geographical location of assets. Geographical segments are defined in accordance with the recognition criteria set out in IAS 14 “Segment Reporting”. In addition, segment revenue by customer location is given under other information in the following tables.

	United Kingdom	Americas	Mainland Europe	Australia & New Zealand	Rest of the World	Eliminations	Group
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
2007
Revenue from external customers	35,790	65,340	13,355	7,813	3,544	—	125,842
Inter-segment revenue	23,227	—	—	9,881	—	(33,108)	—
Total revenue	59,017	65,340	13,355	17,694	3,544	(33,108)	125,842
Segment result and operating (loss) / profit	(9,427)	(7,655)	785	3,324	109	—	(12,864)
Financing income							2,180
Financing expense							(551)
Income tax credit							287
Loss for the year							(10,948)

Segment assets	67,365	12,171	5,053	6,183	2,235	—	93,007
Unallocated assets							47,039
Group assets							140,046
Segment liabilities	(65,952)	(42,839)	(16,009)	(11,389)	(2,923)	—	(139,112)
Unallocated liabilities							—
Group liabilities							(139,112)

Other information:
Revenue from external customers by location	31,614	65,990	14,034	7,813	6,391	—	125,842
Capital additions	3,652	3,528	64	813	371	—	8,428
Depreciation	1,916	1,641	46	359	201	—	4,163
Amortisation	6,477	—	—	—	—	—	6,477

	United Kingdom	Americas	Mainland Europe	Australia & New Zealand	Rest of the World	Eliminations	Group
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
2006
Revenue from external customers	22,662	61,414	8,186	6,671	2,953	—	101,886
Inter-segment revenue	26,112	—	—	10,612	—	(36,724)	—
Total revenue	48,774	61,414	8,186	17,283	2,953	(36,724)	101,886
Segment result and operating (loss) / profit	(5,530)	137	751	2,200	92	—	(2,350)
Financing income							3,213
Financing expense							(114)
Income tax expense							(185)
Profit for the year							564

Segment assets	18,629	14,959	2,939	7,199	1,683	—	45,409
Unallocated assets							80,902
Group assets							126,311
Segment liabilities	(47,798)	(43,599)	(10,234)	(12,687)	(2,539)	—	(116,857)
Unallocated liabilities							(3)
Group liabilities							(116,860)

Other information:
Revenue from external customers by location	18,984	61,606	9,610	6,671	5,015	—	101,886
Capital additions	1,099	2,239	15	313	129	—	3,795
Depreciation	812	844	98	128	226	—	2,108
Amortisation	2,350	—	—	—	—	—	2,350

	United Kingdom	Americas	Mainland Europe	Australia & New Zealand	Rest of the World	Eliminations	Group
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
2005
Revenue from external customers	22,895	59,777	7,229	5,708	2,229	—	97,838
Inter-segment revenue	25,055	—	—	10,857	—	(35,912)	—
Total revenue	47,950	59,777	7,229	16,565	2,229	(35,912)	97,838
Segment result and operating (loss) / profit	(1,667)	5,573	814	205	(491)	—	4,434
Financing income							2,510
Financing expense							(29)
Income tax expense							(1,169)
Profit for the year							5,746

Segment assets	16,678	18,181	3,261	4,269	4,125	—	46,514
Unallocated assets							89,044
Group assets							135,558
Segment liabilities	(29,433)	(52,195)	(7,484)	(10,957)	(2,973)	—	(103,042)
Unallocated liabilities							(22)
Group liabilities							(103,064)

Other information:
Revenue from external customers by location	19,305	59,845	8,920	5,708	4,060	—	97,838
Capital additions	8,006	627	102	58	388	—	9,181
Depreciation	965	895	148	129	171	—	2,308
Amortisation	7,405	—	—	—	—	—	7,405
Impairment	—	—	—	—	544	—	544

Business segments

The Group’s business is the development and sale of internet content security products and OnDemand services. Its primary business segment, SurfControl relates to the enterprise market. The Group also served the Home market through its CyberPatrol business segment during financial year 2005. In financial year 2006 the CyberPatrol business segment was incorporated into SurfControl as the CyberPatrol product was now being branded as SurfControl. CyberPatrol is not material to the group’s results and was therefore included within Other during financial year 2005. Cyber Patrol had no segmental assets.

	SurfControl	Other	Unallocated	Group
	$’000	$’000	$’000	$’000
2007
Revenue from external customers	125,842	—	—	125,842
Segmental assets	140,046	—	—	140,046
Capital additions	8,428	—	—	8,428

2006
Revenue from external customers	101,886	—	—	101,886
Segmental assets	126,311	—	—	126,311
Capital additions	3,795	—	—	3,795

2005
Revenue from external customers	96,450	1,388	—	97,838
Segmental assets	135,558	—	—	135,558
Capital additions	9,181	—	—	9,181

Revenue by type

An analysis of Group revenue by type is set out below:

	2007	2006	2005
	$’000	$’000	$’000

Licence	14,715	13,810	18,821
Subscription services	111,127	88,076	79,017
	125,842	101,886	97,838

4. Specific items

Specific items relate to significant one-off charges of the Group, and which are distinguished from operating costs when reporting to management. The specific item categories are as follows:

	2007	2006	2005
	$’000	$’000	$’000

Legal and professional advisory fees (a) allocated to administrative expenses	2,759	—	—
Employee retention bonuses and related social security costs (b) allocated to:
Selling and distribution expenses	447	—	—
Research and development expenses	434	—	—
Administrative expenses	515	—	—
	1,396	—	—
Rent on vacant offices (c) allocated to administrative expenses	—	1,254	1,648
Restructuring costs (d) allocated to:
Selling and distribution expenses	—	2,336	—
Research and development expenses	—	1,366	—
Administrative expenses	—	1,945	—
	—	5,647	—
	4,155	6,901	1,648

(a) Legal and professional fees relate to negotiating and drafting the terms of a conditional cash offer by Websense SC Operations Ltd (a subsidiary of Websense, Inc) for the Company (see note 28).

(b) Retention bonuses have been granted to key operational employees conditional upon continued employment over the period of the offer by Websense SC Operations Limited for the Company.

(c) During the preceding accounting periods the Group closed certain sales offices. Where vacant possession of the relevant properties was retained an amount equivalent to the rent arising from the un-expired term has been charged to the income and expenditure as a specific item, net of amounts receivable under any subsequent sub-lease arrangements.

(d) During the first half of the financial year 2006 a restructuring programme was undertaken. This involved the closure of certain sales offices in that year (referred to in c above) as well as changes in management structure, and re-organisation of departmental functions, which resulted in costs for employee severance, personnel recruitment and termination of third party supplier contracts.

5. Other operating income / expenses

	2007	2006	2005
	$’000	$’000	$’000
Other operating income
Foreign exchange gains	171	—	97
Other operating expenses
Foreign exchange losses	—	212	—
Impairment losses on goodwill (note 11)	—	—	544

6.  Personnel expenses

	2007	2006	2005
	$’000	$’000	$’000
Salaries, commissions and bonuses	66,112	45,812	40,579
Compulsory social security costs	5,822	4,102	3,561
Contributions to defined contribution pension plans	2,531	2,221	1,055
Equity-settled transactions (see below)	3,943	1,912	436
Other benefits and temporary staff costs	6,643	3,926	3,732
	85,051	57,973	49,363

The average monthly number of employees during the year was:

	2007	2006	2005

Selling and distribution	338	286	298
Research and development	183	150	141
Administration	98	82	79
	619	518	518

Employee benefits-share based payments

The Group operates a share option scheme and a long term share incentive plan (“LTIP”).

(a) Surfcontrol 1998 Executive Share Option Scheme

The scheme was established on 11 September 1998 and is approved by the UK HM Revenue and Customs (“UK HMRC”). A schedule incorporated into the scheme allows for the grant of options on an un-approved basis and the majority of options have been issued under the schedule. Options are granted to directors and to employees subject to the vesting conditions noted below. In accordance with the rules of the scheme, options are exercisable at the market price on date of grant. The vesting periods are for periods up to three to four years for all outstanding options. All options immediately vest on a change of control (see also note 28).

(b) SurfControl 2004 Long-term Share Incentive Plan

The scheme was established on 21 October 2004 and allows for the annual grant of performance shares at nil cost up to a relevant percentage of base salary, and are subject to market based total shareholder return (“TSR”) objectives. The vesting period in respect to LTIP shares is three years. On change of control, LTIP shares vest according to TSR criteria measured over a shorter vesting period taking into account the terms of the original offer for the Company (see also note 28). LTIP shares have been granted to executive directors and senior management. Each of the above schemes is administered by the Remuneration Committee. Options and LTIP shares may be granted on such terms as the Committee considers appropriate subject to approval by shareholders (and the UK HMRC for approved share options) and having regard to the London Stock Exchange Model Code on Directors’ dealings. All option and LTIP allocations are satisfied by delivery of shares rather than cash.

No share remuneration expense has been recognised in respect to the grant of options prior to 7 November 2002, in accordance with transitional provisions in IFRS 1 and IFRS 2.

Terms and conditions of outstanding grants under the above schemes are as follows:

(a) SurfControl 1998 Executive Share Option Scheme

Employee category	Grant date(s)	Number of outstanding options	Performance and vesting conditions	Contractual life

Staff, management and executive directors	Various over period: 28 September 1999- 28 June 2004	1,362,585	Various targets including annual regional or group invoicing / revenue, and employee service of up to three years	10 years

Staff / Management	Various over period: 1 March 2005- 9 May 2005	16,666	Regional invoicing or Group EBITDA for financial year 2005 and employee service of up to three years	10 years

Executive director	29 June 2005	300,000	Employee service of up to three years	10 years

Staff / Management	Various over period: 2 November 2005- 22 May 2006	788,089	Employee service of up to three years	10 years

Executive director	10 November 2005	57,500	Attainment of Group billings and Pro-forma Group profit objectives for financial year 2006 and employee service of up to three years	10 years

Staff / Management	Various over period: 13 September 2006- 25 June 2007	1,614,911	Employee service of up to three years	10 years
		4,139,751

The number and weighted average exercise price of outstanding options is as follows:

	Weighted average exercise price	Number of outstanding options	Weighted average exercise price	Number of outstanding options	Weighted average exercise price	Number of outstanding options
	2007	2007	2006	2006	2005	2005
	£		£		£
Outstanding at 1 July	5.95	3,581,713	6.31	3,145,438	6.61	3,481,494
Granted during the year	4.76	1,782,281	4.88	1,351,328	4.88	390,000
Exercised during the year	3.90	(97,934)	3.57	(304,161)	3.66	(27,835)
Lapsed during the year	6.60	(1,126,309)	6.63	(610,892)	7.04	(698,221)
Outstanding at 30 June	5.30	4,139,751	5.95	3,581,713	6.31	3,145,438

Exercisable at 30 June		1,867,599		2,065,718		2,493,938

The options outstanding at 30 June 2007 have an exercise price in the range of £2.68 to £20.25 (2006:£2.42 to £20.25) (2005:£2.42 to £20.25). The weighted average contractual life of outstanding options is 7.2 years (2006:6.7 years) (2005:6.1 years).

(b) SurfControl 2004 Long-term Share Incentive Plan

Employee category	Grant date(s)	Number of outstanding nil cost LTIP shares	Performance and vesting conditions	Contractual life

Executive directors	21 October 2004, 29 June 2005, 7 September 2005, & 13 September 2006	415,576	Relative total shareholder return, achievement of company financial targets including operating free cash flow generation, and employee service of up to three years.	10 years

Senior management	10 November 2005, 14 November 2005, 13 September 2006, 25 September 2006, 22 December 2006, 14 February 2007, & 26 March 2007	372,763	As for executive directors	10 years
		788,339

The number of outstanding LTIP shares is as follows:

	2007	2006	2005
Outstanding at 1 July	495,161	272,881	—
Granted during the year	383,496	265,616	272,881
Lapsed during the year	(90,318)	(43,336)	—
Outstanding at 30 June	788,339	495,161	272,881
Exercisable at 30 June	—	—	—

Lapsed LTIP shares relate to senior management who left during the year having not fulfilled three years’ service. The weighted average contractual life of outstanding LTIP shares is 8.6 years (2006:9.0 years) (2005:9.54 years).

Share based employment costs are analysed by grant as follows:

	2007	2006	2005
	$’000	$’000	$’000
Share options granted 2004 and preceding years	(1)	(144)	478
Share options granted in 2005	287	485	71
LTIP nil cost shares in 2005	194	139	170
Share options granted in 2006	841	1,030	—
LTIP nil cost shares in 2006	289	270	—
Share options granted in 2007	1,240	—	—
LTIP nil cost shares in 2007	389	—	—
Total share options and LTIP cost	3,239	1,780	719
Share based employment tax provisions on all outstanding grants	704	132	(283)
Total share based expense recognised as an employment cost	3,943	1,912	436

Total share based expense / (credit) is recognised in the income statement as follows:

	2007	2006	2005
	$’000	$’000	$’000
Sales and distribution expenses
-Share based emoluments	1,048	393	281
-Share based employment tax provisions	383	73	(163)
Research and development expenses
-Share based emoluments	592	166	155
-Share based employment tax provisions	205	42	(79)
Administrative expenses
-Share based emoluments	1,599	1,221	283
-Share based employment tax provisions	116	17	(41)
	3,943	1,912	436

Share based emoluments is credited to retained earnings in note 17 and share based employment tax provisions to provisions in note 21.

The fair value of share options granted in the period is measured by reference to Black Scholes option pricing model. The fair value and model inputs in respect of each grant of options during the period were as follows:

2007	Staff and Management	Staff and Management	Management	Staff and Management	Management	Staff and Management

Share price and exercise price	£4.37	£4.58	£4.62	£4.80	£4.58	£4.57
Fair value of share options at date of grant	£1.27	£1.34	£1.35	£1.39	£1.32	£1.32
Expected volatility	37.71%	37.72%	37.70%	37.45%	37.43%	37.41%
Option life (years)	4	4	4	4	4	4
Expected dividends	—	—	—	—	—	—
Risk free interest rate (based on UK government bonds)	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%

2007	Staff and Management	Staff and Management	Staff and Management	Staff and Management	Staff and Management	Staff and Management
Share price and exercise price	£5.04	£5.36	£4.80	£4.53	£6.56	£6.68
Fair value of share options at date of grant	£1.51	£1.59	£1.43	£1.34	£2.03	£2.06
Expected volatility	38.78%	38.50%	38.48%	38.30%	40.10%	39.96%
Option life (years)	4	4	4	4	4	4
Expected dividends	—	—	—	—	—	—
Risk free interest rate (based on UK government bonds)	5.00%	5.25%	5.25%	5.25%	5.25%	5.50%

2006	Staff and Management	Staff and Management	Staff and Management and Executive Director	Staff and Management	Staff and Management	Staff and Management
Share price and exercise price	£4.36	£4.27	£4.85	£4.98	£5.68	£6.00
Fair value of share options at date of grant	£1.47	£1.42	£1.65	£1.68	£1.91	£2.02
Expected volatility	39.05%	39.05%	39.24%	38.99%	38.69%	38.76%
Option life (years)	3.5	3.5	3.5	3.5	3.5	3.5
Expected dividends	—	—	—	—	—	—
Risk free interest rate (based on UK government bonds)	4.34%	4.34%	4.34%	4.34%	4.37%	4.37%

2006	Staff and Management (monthly average)	Staff and Management (monthly average)	Management
Share price and exercise price	£5.63	£5.20	£4.50
Fair value of share options at date of grant	£1.65	£1.44	£1.24
Expected volatility	38.53%	38.04%	37.96%
Option life (years)	3.5	3.5	3.5
Expected dividends	—	—	—
Risk free interest rate (based on UK government bonds)	4.75%	4.75%	4.75%

2005	Management	Management	Management	Executive Directors
Share price and exercise price	£5.08	£6.45	£4.95	£4.75
Fair value of share options at date of grant	£1.08	£2.26	£1.72	£1.63
Expected volatility	41.35%	40.68%	40.14%	39.48%
Option life (years)	3.5	3.5	3.5	3.5
Expected dividends	—	—	—	—
Risk free interest rate (based on UK government bonds)	4.45%	4.45%	4.45%	4.45%

The expected volatility for each financial year of account is based on the volatility of the Company’s share price over the period since 1 January 2002 to date of grant. Performance conditions, where relevant, were generally non market based. Performance conditions were not taken into account in the measurement of fair value per share option at the grant date. The expected option life is based on the estimated mean average life of options exercised by employees to date. The total fair value of options is amortised to the income statement over the vesting period of the options.

LTIP shares

The fair value of services rendered in return for the grant of LTIP shares are measured by reference to the fair value of the shares granted, which is the market value of the shares on date of grant as adjusted to take into account market based performance conditions. The LTIP shares vest subject to performance criteria, which include a market based condition requiring total shareholder return (“TSR”) for the company’s shares of greater than or equal to the median position against a comparator group of companies. To take account of this condition share price sensitivities (beta) for the Company and its comparators have been measured on the basis that the higher or lower the Company’s beta for a given change in underlying price index, the greater the likelihood of strong relative TSR performance. The Company’s raw beta has then been ranked against those of the comparator group. The expected percentage of the award to be released is then calculated based on a weighted expected value calculation, where the probability of the underlying price index rising equates to the probability of the price index falling, which both equal 0.5.

The fair value, market price and beta inputs for LTIP share grants in the period were as follows:

2007

Market price	£4.37	£4.62	£5.04	£4.80	£4.53
Fair value at date of grant	£2.19	£2.31	£2.52	£2.40	£2.27
Company beta	0.12	0.12	0.12	0.12	0.12
Range of beta for comparator group	0.05-1.71	0.05-1.71	0.05-1.71	0.05-1.71	0.05-1.71
Company ranking	Lower quartile	Lower quartile	Lower quartile	Lower quartile	Lower quartile
Expected discount to market value (to take account of probability of LTIP’s vesting)	50.00%	50.00%	50.00%	50.00%	50.00%

2006

Market price	£4.36	£4.85	£4.86	£6.00	£5.49
Fair value at date of grant	£1.85	£1.33	£1.34	£1.65	£1.61
Company beta	0.11	0.8	0.8	0.8	0.8
Range of beta for comparator group	(0.04)-1.62	0.27-1.36	0.27-1.36	0.27-1.36	0.27-1.36
Company ranking	Lower quartile	Median range	Median range	Median range	Median range
Expected discount to market value (to take account of probability of LTIP’s vesting)	57.5%	72.5%	72.5%	72.5%	72.5%

2005

Market price	£5.82	£4.75
Fair value at date of grant	£2.47	£2.02
Company beta	0.11	0.11
Range of beta for comparator group	(0.04)-1.62	(0.04)-1.62
Company ranking	Lower quartile	Lower quartile
Expected discount to market value (to take account of probability of LTIP’s vesting)	57.5%	57.5%

The total fair value of LTIP shares is amortised to the income statement over the vesting period of the LTIP shares.

7. Financing income and financing expense

	2007	2006	2005
	$’000	$’000	$’000
Financing income:
Bank interest	2,180	3,213	2,510

Financing expense:
Bank and loan interest	(551)	(10)	(2)
Finance lease interest	—	(4)	(4)
Other interest	—	(100)	(23)
	(551)	(114)	(29)

8. Income tax expense

	2007	2006	2005
	$’000	$’000	$’000

Current tax:
US Federal and state tax	458	(192)	(509)
Non US Corporation tax	(220)	(1,980)	1,047
(Under) / Over provision in respect of previous years	(193)	166	432
Total current tax credit / (expense)	45	(2,006)	970
Deferred tax:
Tax loss (de-recognition) / recognition	(2,746)	15	(3,080)
Origination and reversal of temporary differences	2,739	1,806	941
Effect of reduction in Corporation tax rate	249	—	—
Total deferred tax	242	1,821	(2,139)
Total income tax credit / (expense)	287	(185)	(1,169)

The total tax charge in the year was less than that implied by the standard rate of corporation tax in the United Kingdom of 30%.The differences are explained below:

Reconciliation of effective tax rate

	2007	2006	2005
	$’000	$’000	$’000

(Loss) / Profit before tax	(11,235)	749	6,915

Income tax using UK standard rate of 30%	(3,371)	225	2,075

Factors affecting the tax charge:
Expenses not deductible for tax purposes on a permanent basis	290	338	341
Other short term temporary differences	(1,869)	(925)	(4,400)
Effect of change in tax rates	249	—	—
Adjustment to tax charge / credit in respect of prior years	193	(166)	(432)
Generation / (utilisation) of tax losses	6,452	(358)	4,982
Other non deductible amounts	(2,231)	1,071	(1,397)
Total income tax (credit) / expense	(287)	185	1,169

Effective rate (%)	(3)	25	17

Group exposure to changes in underlying tax rates principally arise from its corporate tax exposures in the UK, Australia and the US. There were no changes in the underlying rates of corporate tax in these countries, except the UK where a rate change from 30% to 28% had been substantively enacted as at the reporting date. There was no change to underlying rates in the comparative years.

A reconciliation to the deferred tax balances carried in the Group balance sheet and shown in note 13 is given below:

	2007	2006	2005
	$’000	$’000	$’000

Deferred tax asset balance at 1 July	6,335	4,528	6,680
Deferred tax liability balance at 1 July	(61)	(85)	(92)
Net deferred tax balances at 1 July	6,274	4,443	6,588
Deferred tax debit / (credit) from above	242	1,821	(2,139)
Net deferred tax liability arising on acquisition of business undertaking (note 11(b))	(2,634)	—	—
Exchange differences	458	10	(6)
Net deferred tax balances at 30 June	4,340	6,274	4,443

9. Earnings per share

Basic and diluted earnings per ordinary share are calculated as follows:

	2007	2006	2005
	$	$	$
(Loss) / Profit for the period and attributable to ordinary Shareholders (for basic and diluted earnings per share)	(10,948,000)	564,000	5,746,000

Basic weighted average ordinary shares in issue	27,109,347	28,145,589	30,326,066
Dilutive effect of share based instruments	—	696,163	448,147
Diluted weighted average ordinary shares in issue	27,109,347	28,841,752	30,774,213

Basic earnings per ordinary share (cents)	(40.4)	2.0	19.0
Diluted earnings per ordinary share (cents)	(40.4)	2.0	18.6

Own shares held by the Company and its Employee Benefit Trust of 4,256,098 (2006:4,256,098) (2005: 1,195,000) have been treated as cancelled for the purpose of the earnings per share calculation.

10. Plant and equipment

	Computer equipment and software	Construction in progress	Fixtures and fittings	Motor vehicles	Total
	$’000	$’000	$’000	$’000	$’000
Cost:
At 1 July 2004	6,318	509	2,675	96	9,598
Additions	1,352	47	726	—	2,125
Acquisition of business undertaking	10	—	—	—	10
Disposals	(872)	—	(226)	—	(1,098)
Reclassification	571	(534)	(37)	—	—
Effects of movements in foreign exchange	(24)	1	(13)	(1)	(37)
At 30 June 2005	7,355	23	3,125	95	10,598
Additions	2,528	974	293	—	3,795
Disposals	(548)	—	(217)	(95)	(860)
Reclassification	9	(50)	41	—	—
Effects of movements in foreign exchange	118	—	54	—	172
At 30 June 2006	9,462	947	3,296	—	13,705
Additions	4,251	3,890	287	—	8,428
Acquisition of business undertaking	910	—	4	—	914
Disposals	—	—	(36)	—	(36)
Reclassification	3,858	(3,925)	67	—	—
Effects of movements in foreign exchange	743	14	121	—	878
At 30 June 2007	19,224	926	3,739	—	23,889

Depreciation:
At 1 July 2004	4,007	—	1,441	85	5,533
Depreciation charge for the period	1,688	—	607	13	2,308
Disposals	(854)	—	(204)	—	(1,058)
Effect of movements in foreign exchange	(30)	—	(15)	(3)	(48)
At 30 June 2005	4,811	—	1,829	95	6,735
Depreciation charge for the period	1,609	—	499	—	2,108
Disposals	(490)	—	(168)	(95)	(753)
Reclassification	(40)	—	40	—	—
Effect of movements in foreign exchange	100	—	39	—	139
At 30 June 2006	5,990	—	2,239	—	8,229
Depreciation charge for the period	3,712	—	451	—	4,163
Disposals	—	—	(29)	—	(29)
Effect of movements in foreign exchange	408	—	116	—	524
At 30 June 2007	10,110	—	2,777	—	12,887

Carrying amounts:
At 1 July 2004	2,311	509	1,234	11	4,065
At 30 June 2005	2,544	23	1,296	—	3,863
At 30 June 2006	3,472	947	1,057	—	5,476
At 30 June 2007	9,114	926	962	—	11,002

Leased plant and equipment

At 30 June 2007 the net carrying amount of leased plant and equipment was $nil (2006:$3000) (2005:$25,000). The leased equipment secures lease obligations (see note 18).

11.  Intangible assets

	Goodwill	Customer contracts / relationships	Brands	Intellectual property	Development costs	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost:
At 1 July 2004	711	—	—	13,194	342	14,247
Additions	—	—	—	—	49	49
Acquisition through business combination	7	—	—	7,000	—	7,007
Adjustment to provisional fair value of acquisition in preceding year	(174)	—	—	(1,808)	—	(1,982)
At 30 June 2005	544	—	—	18,386	391	19,321
Additions	—	—	—	—	—	—
At 30 June 2006	544	—	—	18,386	391	19,321
Additions (note 11(b))	21,249	13,891	3,561	3,698	397	42,796
At 30 June 2007	21,793	13,891	3,561	22,084	788	62,117

Amortisation and Impairment:
At 1 July 2004	—	—	—	1,283	39	1,322
Amortisation for the period	—	—	—	7,335	70	7,405
Impairment	544	—	—	—	—	544
At 30 June 2005	544	—	—	8,618	109	9,271
Amortisation for the period	—	—	—	2,270	80	2,350
At 30 June 2006	544	—	—	10,888	189	11,621
Amortisation for the period	—	2,662	683	2,977	155	6,477
At 30 June 2007	544	2,662	683	13,865	344	18,098

Carrying amounts:
At 1 July 2004	711	—	—	11,911	303	12,925
At 30 June 2005	—	—	—	9,768	282	10,050
At 30 June 2006	—	—	—	7,498	202	7,700
At 30 June 2007	21,249	11,229	2,878	8,219	444	44,019

The carrying value of goodwill is analysed as follows:

	2007	2006	2005
	$’000	$’000	$’000
On Demand service technology	21,249	—	—

The carrying value of intellectual property is analysed as follows:

	2007	2006	2005
	$’000	$’000	$’000
On Demand service technology	2,990	—	—
Linux based appliance technology	1,891	2,913	3,935
Enterprise spyware technology	3,338	4,585	5,833
	8,219	7,498	9,768

Other intangible assets carried at 30 June 2007 wholly relate to On Demand services.

No foreign exchange difference arose on the translation of goodwill in respect to the sales distributor operation in China as throughout financial year 2005 the Chinese Yuan (CHY) was pegged to the US dollar at 8.28 CHY to the dollar.

(a) Impairment tests and impairment loss

Goodwill is not amortised but is tested for impairment on at least an annual basis. Other intangible assets are amortised and also assessed for impairment on an annual or more frequent basis. The recoverable amount of these assets is assessed by a value in use calculation using discounted cash flow projections. These projections apply probability weightings to growth rates in billings and costs, together with pre-tax weighted average cost of capital to reflect risk associated with the relevant cash generating unit. Obsolescence in acquired intangibles is assumed by factoring in slower or negative rates of expected growth in billings and costs towards the end of the life cycle, which is assumed to be 5 years from acquisition. Costs have been apportioned as all acquired technologies were integrated into the core business of the Group and as such were not reported as separate operating units. The forecasts are most sensitive to changes in projected billings. A re-appraisal of the billings projection for the acquired China operation at 30 June 2005 led to a goodwill impairment loss in respect of this acquisition. The impairment loss was charged to other operating expenses in that year. The recoverable amounts for all other intangible assets, as indicated by discounted cash flow projections, were higher than their respective carrying values and hence these assets have not been impaired since acquisition.

Key assumptions- 2007

	On Demand Intangibles (excluding goodwill)	On Demand Intangibles (goodwill)	China Distributor	Acquired Appliance Technology	Acquired Spyware Technology
Range in expected growth rate in billings	40%-15%	40%-5%	—	41%-20%	0%
Range in expected growth rate in costs	17%-11%	17%-0%	—	4%	0%-(14)%
Pre-tax discount factor	14%	14%	—	14%	14%

Key assumptions-2006

Range in expected growth rate in billings			—	36%-(19)%	45%-(6)%
Range in expected growth rate in costs			—	(29%)-(33)%	14%-(22)%
Pre-tax discount factor			—	14%	14%

Key assumptions-2005

Range in expected growth rate in billings			25%-28%	17%-(45)%	26%-2%
Range in expected growth rate in costs			6%-12%	9%-(48)%	21%-(1)%
Pre-tax discount factor			15%	14%	14%

(b) Acquisitions

2007

Acquisition of Black Spider Technologies Limited (“BST”)

On 13 July 2006 the Group’s parent undertaking, SurfControl Limited, acquired the entire share capital of BST an “on demand” security services company. The purchase price including directly attributable acquisition costs was $38,239,000 paid in cash, together with the assumption of interest bearing borrowings with a fair value of $2,296,000.

BST net liabilities at the acquisition date, together with intangible assets, and deferred tax amounts recognized on acquisition were as follows:

	Carrying values	Fair value adjustments (1)	Recognised values
	$’000	$’000	$’000
Customer relationships and contracts (1a)	—	13,891	13,891
Brands (1a)	—	3,561	3,561
Intellectual property (1a)	—	3,698	3,698
Internal development costs (1a)	—	397	397
Deferred tax assets (1a)	—	4,532	4,532
Deferred tax liabilities (1a)	—	(7,166)	(7,166)
Plant and equipment	914	—	914
Trade and other receivables	2,108	—	2,108
Tax recoverable	373	—	373
Cash and cash equivalents	2,766	—	2,766
Interest bearing borrowings (1b)	(2,216)	(80)	(2,296)
Deferred revenue (1c)	(6,246)	2,339	(3,907)
Trade and other payables (1d)	(1,673)	(208)	(1,881)
Net identifiable assets	(3,974)	20,964	16,990
Goodwill (3)			21,249
Total consideration (2)			38,239
Unpaid or accrued acquisition costs			—
Cash outflow			38,239

Cash acquired from acquisition			2,766

Notes:

(1) The fair value adjustments relate to:

(a) Recognition of acquired purchase intangibles together with deferred tax assets and liabilities.

(b) Interest bearing borrowings acquired being restated to fair value.

(c) Deferred revenue has been restated to fair value, which reflects the estimated cost of support and maintenance of acquired On Demand service subscriptions, including a reasonable profit margin.

(d) Additional accruals for professional fees, employer tax obligations on options, and bonuses.

(2) Acquisition costs were $1,331,000.

(3) Goodwill, intangible assets, and deferred tax amounts, together with the net liabilities of BST, are denominated in GBP.

Goodwill represents the value of assets which cannot be separately recognised under IFRS, or which cannot be currently recognised on the grounds of uncertainty, including the value of the BST’s workforce, potential revenue from cross selling into the Group’s existing customer base, leverage of the on demand managed services outside of the UK/EMEA region, tax losses, and operating cost synergies.

BST contributed subscription revenue of $11,652,000 and a loss of $5,990,000 after tax to the Group for the period since acquisition. The audited financial statements for the year ended 30 June 2006 under

BST’s UK GAAP accounting policies reported subscription revenue of $7,087,000 and a loss after tax of $6,788,000.

2006

There were no acquisitions in the year.

2005

Acquisition of Spyware and extended threat protection technology and software engineering unit

On 28 February 2005 the Group completed the purchase of Spyware and extended threat protection technology from Apreo Limited, a company incorporated in Israel, together with assets relating to a software engineering unit based in Israel. The aggregate consideration was $7,017,000, comprising $6,902,000 purchase consideration and acquisition costs of $115,000. Included in the purchase consideration is deferred consideration of $70,000 in respect to a sales related earn-out payable in February 2006. The software engineering unit does not directly contribute revenue to the Group and incurred a net loss of $223,000 after income tax over the remainder of the year. Had the acquisition occurred on 1 July 2005, management estimate that the acquisition would have no significant additional impact on the Group’s revenue and net profit after income tax. It is however not possible to fully quantify these effects as the operation formed part of Apreo Ltd.

Acquiree’s net assets at the acquisition date were as follows:

	Carrying values	Fair value adjustments (1)	Provisional recognised values
	$’000	$’000	$’000
Intangible assets:
Intellectual property	—	—	7,000
Net assets of Israeli based software engineering operation:
Plant and equipment	17	(7)	10
Net identifiable assets	17	(7)	7,010
Goodwill			7
Total consideration			7,017
Deferred consideration			(70)
Unpaid or accrued acquisition costs			(37)
Cash outflow			6,910

There was no cash acquired with the acquisition. Goodwill arose due to an overpayment for sundry fixed assets and its value was impaired to nil in the year.

Adjustments to the provisional fair value of goodwill of Chinese based sales distributor and appliance technology

The final value of an earn-out in respect to the acquisition of appliance technology acquired in the preceding year, was determined during 2005. The estimated earn-out of $3,123,000 at 30 June 2004 was reduced by $1,808,000 to $1,315,000. As at 30 June 2005 the amount of the earn-out that remained payable was $589,000. This was subsequently paid to SecureM, Inc in 2006. During 2005 the Group also made hindsight period adjustments in respect to the provisional fair value of assets and liabilities of the China based sales and distribution operation. These adjustments amounted to a reduction in acquired net liabilities, and of acquired goodwill of $174,000 and were in respect to payroll compensation and general accruals.

12. Liquid investments

	2007	2006	2005
	$’000	$’000	$’000

Call deposits	1,348	4,624	6,093
Other investments	34	33	31
	1,382	4,657	6,124

Call deposits are cash deposits of three or more than three months duration, and are stated at cost. Other investments, which are stated at cost, wholly relate to bond holdings required by Austrian law to cover severance obligations towards employees based in that country, payable in the event of a compulsory winding up of SurfControl GmbH.

13. Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities

Deferred tax assets and (liabilities) are attributable to the following:

	2007	2006	2005
	$’000	$’000	$’000

Plant and equipment	395	364	353
Tax value of carry forward losses	5,525	3,152	3,132
Deferred revenue	1,691	2,382	674
Equity compensation	1,118	401	333
Short term temporary differences	690	36	36
Deferred tax assets	9,419	6,335	4,528
Intangible assets (development costs/deferred revenue)	(5,079)	(61)	(85)
Net deferred tax assets	4,340	6,274	4,443

Un-recognised deferred tax assets

As at 30 June 2007 deferred tax assets have not been recognised in respect to the following items:

	2007	Expiry of losses
	$’000
Tax value of carry forward US federal losses (restricted)	9,300	2018-2027
Tax value of carry forward US state tax losses (restricted)	1,604	2010-2027
Tax value of carry forward Non US losses (un-restricted)	2,103	—
Equity compensation	1,157
Deferred revenue	7,313	—
Goodwill	17,337	—
Short term temporary differences	1,441	—
	40,255

Deferred tax assets have not been recognised in respect of these items because of insufficient certainty over the level and timing of future suitable entity profits against which the Group can recover the assets through deductible tax. The expiry date of tax losses is dependent upon the tax law of the various territories in which the losses have arisen. Other unrecognised deferred tax assets are not expected to reverse in the foreseeable future.

Movement in temporary differences during the year
2005

	Balance at 1 July 2004	Recognised in income	Recognised in equity	Balance at 30 June 2005
	$’000	$’000	$’000	$’000
Plant and equipment	318	38	(3)	353
Tax value of carry forward losses	6,212	(3,075)	(5)	3,132
Deferred revenue	—	660	14	674
Equity compensation	—	345	(12)	333
Short term temporary differences	150	(114)	—	36
Intangible assets	(92)	7	—	(85)
	6,588	(2,139)	(6)	4,443

2006

	Balance at 1 July 2005	Recognised in income	Recognised in equity	Balance at 30 June 2006
	$’000	$’000	$’000	$’000
Plant and equipment	353	9	2	364
Tax value of carry forward losses	3,132	15	5	3,152
Deferred revenue	674	1,716	(8)	2,382
Equity compensation	333	57	11	401
Short term temporary differences	36	—	—	36
Intangible assets	(85)	24	—	(61)
	4,443	1,821	10	6,274

2007

	Balance at 1 July 2006	Recognised in income	Business combinations	Recognised in equity	Balance at 30 June 2007
	$’000	$’000	$’000	$’000	$’000
Plant and equipment	364	26	—	5	395
Tax value of carry forward losses	3,152	(2,259)	4,532	100	5,525
Deferred revenue	2,382	(337)	(702)	236	1,579
Equity compensation	401	659	—	58	1,118
Short term temporary differences	36	595	—	59	690
Intangible assets	(61)	1,558	(6,464)	—	(4,967)
	6,274	242	(2,634)	458	4,340

14. Current tax receivable

Current tax receivable consists of over paid mainstream corporation tax from current or prior years. In 2006 and 2005 current tax receivable consisted of over paid mainstream corporation tax, and withholding taxes.

15. Trade and other receivables

	2007	2006	2005
	$’000	$’000	$’000
Trade receivables	24,365	21,262	22,299
Other receivables and prepayments	3,253	3,503	3,520
	27,618	24,765	25,819

16. Cash and cash equivalents

	2007	2006	2005
	$’000	$’000	$’000
Bank balances	38,674	71,221	54,639
Call deposits of less than three months duration	7,017	5,057	28,312
Cash and cash equivalents	45,691	76,278	82,951

17. Capital and reserves

Group reconciliation of changes in equity

	Issued share capital	Capital redemption reserve	Share premium account	Translation reserve	Retained earnings / (accumulated loss)	Total
	$’000	$’000	$’000	$’000	$’000	$’000
As at 1 July 2004	5,027	882	3,803	3,355	24,416	37,483
Total recognised income and expense	—	—	—	(118)	5,746	5,628
Purchase of own shares	—	—	—	—	(11,525)	(11,525)
Exercise of options	5	—	184	—	—	189
Equity settled transactions	—	—	—	—	719	719
As at 30 June 2005	5,032	882	3,987	3,237	19,356	32,494
Total recognised income and expense	—	—	—	(206)	564	358
Purchase of own shares	—	—	—	—	(27,145)	(27,145)
Exercise of options	55	—	1,909	—	—	1,964
Equity settled transactions	—	—	—	—	1,780	1,780
As at 30 June 2006	5,087	882	5,896	3,031	(5,445)	9,451
Total recognised income and expense	—	—	—	(1,519)	(10,948)	(12,467)
Exercise of options	18	—	693	—	—	711
Equity settled transactions	—	—	—	—	3,239	3,239
As at 30 June 2007	5,105	882	6,589	1,512	(13,154)	934

At 30 June 2007 the Company held 2,750,586 shares in treasury (30 June 2006:2,750,586 shares) (2005:1,195,500).

At 30 June 2007 the Group’s employee benefit trust (“EBT”) held 1,505,512 shares (30 June 2006: 1,505,512 shares) (30 June 2005: nil shares). The shares held by the EBT are listed on a recognised stock exchange, and their open market value at 30 June 2007 was $20,214,000 (£10,087,000). The nominal value held was $302,000 (£151,000). The EBT is a discretionary trust for the benefit of employees, and the shares are used to satisfy certain Group liabilities in respect to share based emoluments that have been provided to them.

The aggregate nominal value of shares allotted in the year was $18,000 (2006:$55,000) (2005:$5,000).

Issued share capital

in thousands of shares	2007	2006	2005
On issue - 1 July	31,419	31,115	31,087
Issued for cash	95	304	28
On issue - 30 June fully paid	31,514	31,419	31,115

The authorised share capital in all periods is 54,000,000 shares denominated in UK£ with a par value of UK£0.10. The holders of ordinary shares have no fixed rights to dividends, and are entitled to one vote at meetings of the Company. Ordinary shares rank equally with respect to the residual net assets of the Company on a winding up. All rights in respect of own shares held by the Company are suspended until such time as those shares are re-issued from Treasury.

The issued share capital of the Company at 30 June 2007 was £3,151,446 (2006:£3,141,873) (2005:£3,111,457). The Company’s share capital has been translated into US$ on a cumulative basis at exchange rates prevailing as and when the capital flows occurred. Movements in issued share capital over the year wholly arose from the exercise of share options.

Capital redemption reserve

The capital redemption reserve is a capital maintenance account required by the Companies Act 1985, and arises when the Company purchases its own shares for cancellation. The amount transferred to reserve is the difference between the proceeds of any issue of shares arising in conjunction with the own purchase, and the nominal value of the cancelled shares. The reserve arose on the redemption of 1,001,991 non-equity deferred shares in financial year 2002.

Translation reserve

The translation reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations that are not integral to the Company from 1 July 2003. Prior to this date, cumulative foreign exchange differences from net investment hedging were recognised in retained earnings.

18. Interest-bearing loans and liabilities

	2007	2006	2005
	$’000	$’000	$’000
Non-current liabilities
Finance lease liabilities	—	—	3
	—	—	3
Current liabilities
Finance lease liabilities	—	3	19
	—	3	19

Finance lease liabilities are payable as follows:

	Principal	Interest	Minimum lease payments
	$’000	$’000	$’000
2006
Less than one year	3	1	4
	3	1	4

	$’000	$’000	$’000
2005
Less than one year	19	4	23
Between two and five years	3	1	4
	22	5	27

19. Deferred revenue

Deferred revenue is expected to be recognized as follows:

	2007	2006	2005
	$’000	$’000	$’000
Current:
Less than one year	73,547	63,890	57,040
Between one and five years	30,620	29,714	27,832
Greater than 5 years	—	22	—
	104,167	93,626	84,872

20. Trade and other payables

Non-current:

There were no non current trade and other payables in Group.

	2007	2006	2005
	$’000	$’000	$’000
Current:
Trade payables	4,201	1,422	2,284
Sales taxes & social security costs	2,683	2,091	2,268
Non trade payables and accrued expenses	15,915	10,697	7,546
	22,799	14,210	12,098

21. Provisions

	2007	2006	2005
	$’000	$’000	$’000
Current
Revenue	394	900	200
Legal	900	917	—
Restructuring	—	122	—
Onerous leases	207	616	776
	1,501	2,555	976
Non-current
Onerous leases	348	481	199
Share based employment taxes	914	185	161
	1,262	666	360

Total provisions	2,763	3,221	1,336

The movement in provisions for the year was as follows:

	Revenue (1)	Legal (2)	Restructuring (3)	Onerous leases (3)	Share based employment tax (4)	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Balance at 1 July	900	917	122	1,097	185	3,221
Provision released / provision made in the period	(506)	196	—	(68)	704	326
Cash paid in the period	—	(216)	(92)	(554)	(18)	(880)
Other-non cash utilisation	—	—	(30)	30	—	—
Effects of movement in foreign exchange	—	3	—	50	43	96
Balance at 30 June	394	900	—	555	914	2,763

(1) Management provide for a sales return and warranty provision based on an assessment of outstanding post sales support issues, and the relative success of new product, or major product upgrades, which are released close to the reporting date. Uncertainty exists over both the timing, complexity, and scale of potential sales return issues, and over technical issues arising from new or upgraded products. The provision is reviewed on a regular basis over the customer contract or product version life cycles as relevant.

(2) A provision for legal claims and costs is made where legal actions are anticipated which may result in a probable outflow of funds. The provision in the year represents the expected cost of settling disputes arising from contractual arrangements. The level of provision is an area of management judgement as the outcome and potential timing of these matters is uncertain.

(3) A lease with vacant possession to April 2011. The provision is made on an un-discounted basis.

(4) The share based employment tax provision for UK Employer’s National Insurance and Non UK Employment tax relates to amounts payable on the potential profit arising from the future exercise of unapproved options and LTIP shares granted to directors and employees (for UK personnel on options granted after 6 April 1999). The provision is charged to the income statement on a straight line basis over the relevant vesting period of the outstanding options, and is based upon the Company’s closing share price on techMARK as at 30 June 2007 of £6.70 (2006:£4.85) (2005:£4.59).The above charge may vary as it is dependent upon prevailing tax law, future share price movements, the number of options and LTIP shares in issue, and the frequency with which the options and LTIPs are exercised. The provision has been classified as a non-current liability on the basis that the vesting life of the related share based benefits is a minimum of three years.

22. Financial instruments

The Group is exposed to credit, liquidity and currency risks in its normal course of business. There is no significant exposure to interest risk as the Group has no material borrowings. Based on the composition of the Group’s cash and liquid investments at 30 June, a one percent decrease in interest rates would decrease interest income by $436,000 (2006:$671,000) (2005:$858,000).

Credit risk

Exposure to credit risk with respect to trade receivables is monitored on an ongoing basis by local credit control teams with the close involvement of finance management. Credit evaluations are performed for all significant sales transactions using independent rating agencies and by monitoring the age of receivables for existing renewal customers. Provisions are made against doubtful trade receivables through regular monthly reviews.

Exposure to credit risk associated with cash and cash equivalents, and liquid investments is limited by placing deposits with a variety of banks and regular review of their credit ratings. The Group places surplus cash in investment grade products and using institutions with a minimum Moody’s short/long term ratings of P-1/A3.

The maximum credit risk associated with financial assets is the value of the assets as given in the tables below. In the event that the Company or any subsidiary fore-closes on certificates of cash deposit (CD’s) there are no break costs, but interest may be foregone to the extent that at the relevant break date prevailing money market rates for secondary CD’s are lower relative to the yield offered by the original CD.

There is no concentration of credit risk associated with any financial asset.

Liquidity risk

Liquidity risk is managed by review of monthly cash reports and forecasts within the Group. Funds in excess of the Group’s immediate requirements are placed on longer term deposit with the intention of maximising yield.

Exchange risk

Exchange risk around the Group is managed by minimising the value of monetary assets and liabilities in currencies other than the relevant local functional currency where possible. Group companies may buy or sell foreign currencies at spot rates where necessary to address short term imbalances. The UK operations held cash balances of $1,841,000 (2006:$3,517,000) (2005:$413,000) denominated in Euros. Other than these balances, and those on inter-company, the operations within the Group held no significant monetary assets or liabilities denominated in currencies other than their own. Foreign exchange gains and losses on monetary items are classified within other operating income/expense within the income statement (see note 5).

Hedging

The Group does not engage in hedging to manage its foreign exchange exposures. Other operational foreign exchange exposures are limited as noted above. Interest hedging is not considered necessary as there are no significant interest bearing financial liabilities, and the opportunity cost of foregone interest income on cash deposits is immaterial.

Financial instruments comprise investments, cash and cash equivalents, trade receivables and payables, finance lease and deferred acquisition obligations. Full details of financial instruments and their maturity profile is given in the following tables.

2007

	Note	Effective interest rate	Total	1 year or less
		%	$’000	$’000
Investments	12
Fixed rate cash deposits-greater than 3 months
-Euro		4.13	1,348	1,348
Severance bonds
-Euro		—	34	34
Trade receivables	15
-US dollar		—	10,680	10,680
-UK sterling		—	6,167	6,167
-Euro		—	4,567	4,567
-Australian dollar		—	2,294	2,294
-Chinese yuan		—	563	563
-Japanese yen		—	91	91
-Hong Kong dollar		—	3	3
Cash and cash equivalents	16
Non interest bearing balances
-US dollar		—	1,560	1,560
-UK sterling		—	2,343	2,343
-Euro		—	224	224
-Chinese yuan		—	242	242
-Singapore dollar		—	144	144
-Japanese yen		—	233	233
Floating rate deposits
-US dollar		5.22	13,805	13,805
-UK sterling		—	—	—
-Euro		2.65	1,953	1,953
-Australian dollar		5.73	4,168	4,168
-Israeli shekel		1.40	102	102
Fixed rate deposits
-US dollar		4.13	12,571	12,571
-UK sterling		5.07	8,016	8,016
-Euro		3.33	270	270
-Australian dollar		4.50	60	60
Trade payables	20
-US dollar		—	(1,142)	(1,142)
-UK sterling		—	(2,645)	(2,645)
-Euro		—	(193)	(193)
-Australian dollar		—	(114)	(114)
-Singapore dollars		—	(44)	(44)
-Israeli shekel		—	(20)	(20)
-Chinese yuan		—	(33)	(33)
-Japanese yen		—	(10)	(10)

All material Group assets and liabilities are carried at values that equate to fair value. There were no material un-recognised gains or losses at the beginning or end of any financial year. There were no financial instruments with maturity longer than 1 year (2006:1 year) (2005:1-2 years). Cash held in China is subject to PRC exchange controls and the ability to repatriate it is thereby restricted. The China operations held cash of $242,000 at 30 June 2007 (2006:$277,000) (2005:$76,000).

2006

	Note	Effective interest rate	Total	1 year or less
		%	$’000	$’000
Investments	12
Fixed rate cash deposits-greater than 3 months
-UK sterling		4.47	4,624	4624
Severance bonds
-Euro		—	33	33
Trade receivables	15
-US dollar		—	11,978	11978
-UK sterling		—	4,482	4482
-Euro		—	2,519	2519
-Australian dollar		—	1,894	1894
-Chinese yuan		—	277	277
-Japanese yen		—	112	112
Cash and cash equivalents	16
Non interest bearing balances
-US dollar		—	10,570	10,570
-UK sterling		—	2,291	2,291
-Euro		—	152	152
-Chinese yuan		—	220	220
-Singapore dollar		—	205	205
-Japanese yen		—	415	415
Floating rate deposits
-US dollar		4.67	42,917	42,917
-UK sterling		3.50	15	15
-Euro		2.00	1,619	1,619
-Australian dollar		5.05	1,954	1,954
-Israeli shekel		2.25	60	60
Fixed rate deposits
-US dollar		4.66	7,444	7,444
-UK sterling		4.54	4,716	4,716
-Euro		2.61	3,365	3,365
-Australian dollar		3.85	335	335
Interest bearing loans and borrowings	18
Finance lease liabilities-UK sterling		21.00	(3)	(3)
Trade payables	20
-US dollar		—	(99)	(99)
-UK sterling		—	(1,038)	(1,038)
-Euro		—	(248)	(248)
-Singapore dollars		—	(14)	(14)
-Israeli shekel		—	(6)	(6)
-Japanese yen		—	(17)	(17)

2005

	Note	Effective interest rate	Total	1 year or less	1-2 years
		%	$’000	$’000	$’000
Investments	12
Fixed rate cash deposits-greater than 3 months
-UK sterling		5.07	6,093	6,093	—
Severance bonds
-Euro		—	31	31	—
Trade receivables	15
-US dollar		—	12,307	12,307	—
-UK sterling		—	4,972	4,972	—
-Euro		—	1,951	1,951	—
-Australian dollar		—	1,869	1,869	—
-Chinese yuan		—	844	844	—
-Japanese yen		—	356	356	—
Cash and cash equivalents	16
Non interest bearing balances
-US dollar		—	590	590	—
-UK sterling		—	1,918	1,918	—
-Euro		—	815	815	—
-Singapore dollar		—	25	25
-Chinese yuan		—	76	76	—
-Japanese yen		—	59	59
Floating rate deposits
-US dollar		2.56	35,683	35,683	—
-UK sterling		4.61	1,841	1,841	—
-Euro		1.30	1,810	1,810	—
-Australian dollar		4.62	1,698	1,698	—
Fixed rate deposits
-US dollar		3.08	20,254	20,254	—
-UK sterling		4.63	17,461	17,461	—
-Euro		1.39	306	306	—
-Australian dollar		5.55	415	415	—
Interest bearing loans and borrowings	18
Finance lease liabilities- UK sterling		21.00	(22)	—	(22)
Deferred consideration on acquisition of subsidiary undertaking
-US dollar		—	(659)	(659)	—
Trade payables	20
-US dollar		—	(933)	(933)	—
-UK sterling		—	(763)	(763)	—
-Euro		—	(247)	(247)	—
-Australian dollar		—	(203)	(203)	—
-Singapore dollar		—	(35)	(35)
-Chinese yuan		—	(54)	(54)	—
-Japanese yen		—	(48)	(48)	—
-Israeli shekel		—	(1)	(1)	—

23. Operating leases

The total of future minimum lease payments in respect to non-cancellable operating leases is as follows:

	2007	2006	2005
	$’000	$’000	$’000
Less than one year	298	509	348
Between one and five years	768	829	1,643
More than five years	7,668	7,783	8,740
	8,734	9,121	10,731

During the period the Group recognised $3,133,000 (2006:$3,922,000) (2005:$4,504,000) as an operating lease expense, including onerous lease expenses of $nil (2006:$1,254,000) (2005:$1,648,000). The Group has a number of office facilities under operating leases. Lease terms are between 1 and 75 months (2006:1-87 months) (2005:3-99 months). The Group has no options to renew lease arrangements with respect to its significant leases and none include contingent rentals.

24. Capital commitments

The Group had the following capital commitments authorised by directors but not provided for in the financial statements, which are to be settled in the following financial year.

	2007	2006	2005
	$’000	$’000	$’000
Capital commitments	817	2,220	74

25. Related party transactions

Identity of related parties

The Group has a related party relationship with its subsidiaries listed in note 26. All such transactions with subsidiaries are eliminated on consolidation. In addition the Group has a related party relationship with SurfControl General Employee Benefit Trust (“EBT”). Transactions with the EBT are detailed in note 17.

The Company has a related party relationship with Adecco UK Limited (“Adecco”) since Rene Schuster, a non executive director of the Company, became a director of Adecco during the period. All transactions and balances with Adecco were in the normal course of business. During the year Adecco provided $89,000 of supplies to the Company and owed Adecco a balance of $2,000 at 30 June 2007.

The Group also has related party transactions with key management personnel.

Transactions with key management personnel

Key management personnel for related party purposes during the period and preceding year were the executive directors and staff holding the position of executive vice-president. In financial year 2005, key management personnel were the executive directors. Key management personnel compensation, including the remuneration of the directors is as follows:

	2007	2006	2005
	$’000	$’000	$’000
Salaries, fees and bonuses	3,823	3,102	1,930
Other benefits	143	116	89
Contributions to defined contribution pension plans	96	117	102
Equity compensation	1,639	1,169	489
	5,701	4,504	2,610

26. Group entities

SurfControl Limited is a company incorporated in England and Wales. The consolidated financial statements for the period comprise the Company and its subsidiary undertakings referred to as “the Group” in these financial statements.

The subsidiary undertakings included in the consolidated financial statements at 30 June 2007, are as shown below. These subsidiary undertakings are directly or wholly owned except for Beijing Messagesoft Technology Co., Ltd, as noted under footnote (6). All the subsidiary undertakings are engaged in the Internet filtering and secure content management market, except for SurfControl (Overseas) SNC, SurfControl (China) Ltd, and SurfControl (UK) Ltd under footnotes (2),(4) and (5) respectively.

Country of
Subsidiary name	incorporation
SurfControl Inc	United States
SurfControl GmbH (1)	Austria
SurfControl BV	Holland
SurfControl Pty Ltd	Australia
SurfControl (Overseas) SNC (2)	France
SurfControl (On Demand) Ltd (3)	England and Wales
SurfControl (China) Ltd (4)	England and Wales
SurfControl (Japan) Ltd	England and Wales
SurfControl (Israel) Ltd	England and Wales
SurfControl (Overseas) Ltd	England and Wales
SurfControl (Canada) Ltd	England and Wales
SurfControl UK Ltd (5)	England and Wales
Beijing Messagesoft Technology Co., Ltd (6)	Peoples’ Republic of China

(1) SurfControl GmbH, a company incorporated in Austria has a majority interest in SurfControl SAS, a company incorporated in France, which is engaged in the business of internet filtering and secure content management. The minority shareholder in SurfControl SAS is SurfControl (Overseas) SNC.

(2) SurfControl (Overseas) SNC is an unlimited partnership denominated in shares whose principal activity is to be a holding company. It has a minority share interest in SurfControl SAS.

(3) SurfControl (On Demand) Ltd has one wholly owned subsidiary, SurfControl GMBH, a company incorporated in Germany, which is engaged in the business of internet filtering and secure content management.

(4) SurfControl China Ltd, whose principal activity is to be a holding company, has one wholly owned subsidiary, Beijing SurfControl Network Security Co., Ltd, a wholly owned foreign enterprise incorporated in the Peoples’ Republic of China. The subsidiary is engaged in the business of internet filtering and secure management content.

(5) SurfControl UK Ltd was dormant throughout the period.

(6) The Company has control over the operational and financial policies of Beijing Messagesoft Technology Co., Ltd and accordingly it has been accounted for as a subsidiary of the Group. The Group has incorporated a number of overseas branches located in Italy, Spain, Israel, Canada, Japan and Singapore.

27. Contingent liabilities

As at the balance sheet date the Board had recommended a conditional cash offer from Websense SC Operations Ltd, a wholly owned subsidiary of Websense, Inc for the entire issued and to be issued share capital of the Company. In connection with the offer, the Board had agreed bank advisory fees contingent upon successful completion of the proposed acquisition. The offer was conditional upon shareholder approvals, and sanction by the High Court of Justice of England and Wales of a share scheme of arrangement under section 425 of the Companies Act 1985.

Contingent bank advisory fees amounted to approximately $6 million.

In addition, and as an inducement to Websense, Inc, the Board agreed to pay a fee amounting to 1% of the entire fully diluted share capital, valued at the closing price on 26 April 2007, being the date of the transaction agreement between the parties. This fee of approximately $2 million was payable contingent upon a firm alternative offer being made for the whole or material part of the issued or to be issued share capital of the Company, such that the cash offer by Websense, Inc would not proceed, or other events as more fully detailed in the circular to shareholders, dated 20 July 2007.

As the above charges were dependent upon contingent events as at the balance sheet date, neither liability has been provided for in the financial statements (see also note 28).

28. Subsequent events

On 16 August 2007 shareholders approved a scheme of arrangement under section 425 of the Companies Act 1985, which was subsequently sanctioned by the High Court of England and Wales on 2 October 2007. The scheme of arrangement resulted in the cancellation of the Company’s entire issued share capital and the allotment of newly issued, fully paid ordinary shares to Websense SC Operations Ltd. The court approval was registered at Companies House on 3 October 2007, and as a consequence the Company became a wholly owned subsidiary of Websense SC Operations Ltd on that date. On 3 October 2007 the Company also suspended its listing and dealings on the London Stock Exchange. Upon the scheme of arrangement becoming effective $6,334,000 of bankers’ advisory fees were paid (referred to in note 27). In addition any obligation to pay Websense, Inc an inducement fee ceased from that date. Also on 3 October, the executive and non-executive directors resigned, and officers from the Websense Group were appointed in their place. As a consequence of the change in control of the Company, outstanding share options and LTIP shares as at 2 October 2007, vested in accordance with the terms of the relevant employee share schemes.

On 12 October 2007, the Company was registered at Companies House as a private limited Company, and the company name was changed from SurfControl plc to SurfControl Limited.

29. United States Generally Accepted Accounting Principles (“US GAAP”)

Following the acquisition of the Company by Websense SC Operations Ltd (referred to in note 28) the Company’s ultimate parent undertaking became Websense, Inc, a NASDAQ quoted company. In order that Websense, Inc may make appropriate regulatory filings in respect of the acquisition with the Securities and Exchange Commission of the United States, the retained (loss)/profit for the period and shareholders’ equity under adopted IFRS have been reviewed for significant differences with US GAAP in respect of the year ended 30 June 2007, and year ended 30 June 2006. The significant adjustments reconciling reported retained (loss)/profit and shareholders’ equity under adopted IFRS to that which would have been reported under US GAAP is set out as follows:

	Note	Year ended 30 June 2007	Year ended 30 June 2006
		$’000	$’000
Retained (loss) / profit:
Retained (loss) / profit attributable to equity holders under adopted IFRS		(10,948)	564
Adjustment for:
Revenue	(a)	(792)	3,014
Cost of sales	(b)	133	152
Employee retention bonus	(c)	824	—
Share based employment taxes	(d)	704	132
Income tax	(e)	(4,072)	(989)
Net (loss) / income under US GAAP		(14,151)	2,873

	Note	2007	2006
Shareholders’ Equity
Total equity attributable to the equity holders of the Parent company under adopted IFRS		934	9,451
Adjustment for:
Deferred revenue	(a)	(15,937)	(18,515)
Cost of sales	(b)	285	152
Employee retention bonus	(c)	824	—
Share based employment taxes	(d)	914	185
Deferred tax assets	(e)	1,828	6,397
Deferred tax liabilities	(e)	(570)	(56)
Shareholders’ equity under US GAAP		(11,722)	(2,386)

a) Revenue

The Group derives revenue principally from the licensing of products, and sales of support and maintenance contracts. Under IFRS, immediate revenue recognition of revenue for software licenses with multiple elements is allowed, provided that the license fees are separated from future deliverables. If there are discounts on the different elements, they are allocated on a straight line basis to the license and undelivered elements. Under US GAAP, because the company cannot establish “Vendor Specific Objective Evidence” as required by SOP 97-2, all revenue from the contract would be deferred, and recognised straight line over the period determined by the delivery of the longest term item of the contract.

b) Cost of sales

The cost of sales for certain hardware appliances have been recognised upon delivery under IFRS. These costs have been reduced under US GAAP to conform with the increase in deferred revenue for appliances that arises from the change in revenue recognition outlined in (a) above.

c) Employee retention bonus

Employees of the company were offered bonuses to remain with the company, and perform to a satisfactory level in order to ensure the continued effective operation of the business over the period of the share offer for the Company. Under IFRS, the retention bonus was charged to operating expense upon formal announcement of the plan. US GAAP requires this expense to be recognised on a straight-line basis over the anticipated service period.

d)   Share based employment taxes

Under IFRS share based employment taxes are provided for on the potential exercise of equity based emoluments over the period from date of grant to the date when the equity based award unconditionally vests. US GAAP requires provision for employment taxes as at the date the equity based award is exercised by the employee.

e)  Income tax expense / Deferred tax

Tax adjustments in the IFRS to US GAAP reconciliation above relate principally to: the impact of the US GAAP adjustments on the Group’s pre tax results; the different method of accounting for deferred tax assets on share based payments. Under FAS 123 (R) deferred tax assets are recognised over the vesting period based on the compensation charge in the Income statement, whereas IFRS recognises a deferred tax asset over the vesting period on the imputed intrinsic gain that arises at the reporting date; the requirement under FAS 109 to account for changes in future rates of corporation tax at the reporting date provided the tax legislation is enacted, whereas IFRS allows changes in future corporation tax rates to be taken into account as when the legislation has been substantively enacted.